Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-55180, 333-63268, 333-68718) of Sales Online Direct, Inc. of our report dated March 24, 2002, on our audit of the consolidated financial statements of Sales Online Direct, Inc., which report appears in the December 31, 2001 annual report on Form 10-KSB of Sales Online Direct, Inc.

Wolf & Company, P. C.


Boston, Massachusetts
March 29, 2002